UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Rhodium Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-1586290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4146 W US Hwy 79
Rockdale, TX	76567
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), or (e) check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260575

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Company’s Securities to be Registered.

The class of securities to be registered hereby is the Class A common stock, par value $0.0001 per share (the “Common Stock”), of Rhodium Enterprises, Inc., a Delaware corporation (the “Registrant”).

The description of the Common Stock set forth under the captions “Prospectus Summary” and “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260575), initially filed with the Securities and Exchange Commission on October 29, 2021 (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1, is hereby incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RHODIUM ENTERPRISES, INC.

	By:	/s/ Nathan Nichols
	Name:	Nathan Nichols
	Title:	Chief Executive Officer

Date: January 19, 2022

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